Exhibit 10.4

SECURITY AGREEMENT RELATING TO RIGHT OF FIRST NEGOTIATION

THIS SECURITY AGREEMENT RELATING TO RIGHT OF FIRST NEGOTIATION (this “Agreement”), dated effective as of the 1st day of October, 2018, is executed by Amedica Corporation, a Delaware corporation (hereinafter referred to as the “Obligor”), whose mailing address is 1885 West 2100 South, Salt Lake City, Utah 84119, for the benefit of CTL Medical Corporation, a Delaware corporation (hereinafter referred to as the “Secured Party”), whose mailing address is 4550 Excel Parkway, Suite 300, Addison, Texas 75001

R E C I T A L S:

A. This Agreement is executed in connection with that certain Asset Purchase Agreement (the “APA”), dated as of September 5, 2018, by and among Secured Party, as buyer, and Obligor and US SPINE, INC., a Delaware corporation, collectively, as sellers. Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the APA.

B. Pursuant to Section 9.7 of the APA, Obligor has granted to Secured Party certain rights of first negotiation (“ROFN”) during a period defined therein as the “ROFN Period.”

C. Secured Party has conditioned its consummation of the transactions contemplated by the APA upon, among other things, the execution and delivery of this Agreement by Obligor.

NOW, THEREFORE, in consideration of the agreement by Secured Party to agree to the APA, to aid in the enforcement of the ROFN during the ROFN Period and, in the event of any failure by Obligor to honor the ROFN in accordance with the APA and, alternatively, to secure payment to Secured Party of any damages resulting from breach of the ROFN, and as partial consideration for the APA (the receipt and sufficiency of which is hereby acknowledged and confessed), the parties agree as follows:

Section 1. Grant of Security Interest. Obligor hereby grants to Secured Party a security interest in the Acquisition Targets, wherever located, whether now existing or hereafter from time to time arising or acquired, (such property being hereinafter sometimes called the “Collateral”), together with any non-cash products and proceeds of such Collateral, to secure performance of the ROFN as set forth in the APA and to secure payment to Secured Party of any damages resulting from such ROFN (together, the “Obligations”).

Section 2. Representations and Warranties. To induce Secured Party to perform the APA and to accept the ROFN therein, Obligor represents and warrants to Secured Party as follows:

(a) To the best of the Obligor’s current, actual knowledge, all information heretofore, herein or hereafter supplied to the Secured Party by Obligor with respect to the Collateral is true and correct. The exact legal name of Obligor is correctly shown above and the Obligor’s jurisdiction of incorporation is Delaware. The Obligor’s exact legal name and its jurisdiction of incorporation have not changed in the last five years.

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(b) To the best of the Obligor’s current, actual knowledge, the execution and delivery of this Agreement and the performance by the Obligor of its obligations in connection with the ROFN hereunder and thereunder will not violate any provision of any applicable law or regulation or any order, judgment, writ, award, or decree of any court, arbitrator, or governmental authority, domestic or foreign, applicable to the Obligor or any of its property, or any agreement or instrument to which the Obligor is party or by which it or its property, including the Collateral, is governed or bound.

(c) Obligor’s principal place of business (as that term is used in the Uniform Commercial Code as enacted in the State of Texas (the “UCC”) is located at 1885 West 2100 South, Salt Lake City, Utah 84119.

(d) To the best of the Obligor’s current, actual knowledge, the Collateral is not subject to any liens other than the lien granted hereunder.

(e) Except as otherwise noted herein, the Collateral is not covered by any financing statement naming the Obligor as Obligor in any proper jurisdiction that has not lapsed or been terminated other than (a) financing statements in favor of the Secured Party, and (b) financing statements perfecting the Permitted Liens.

(f) Except as otherwise noted herein, as of the Closing Date, Obligor has full right, title and interest in and to the Collateral, including the right to grant the security interest contemplated in this Agreement to Secured Party.

Section 3. Covenants. Obligor covenants and agrees with Secured Party that until the Obligations are performed, satisfied, or paid in full, as the case may be:

(a) Compliance with Loans. Obligor will not permit any other loans secured by the Collateral or the security agreements governing such other liens, whether junior or senior to the liens granted herein, to be breached or to be defaulted and will promptly cure any such breaches or defaults.

(b) Other Liens. Obligor will not permit any other liens secured by any of the Collateral, whether junior or senior to the liens granted herein, to become the subject of a foreclosure sale, UCC sale, other forced sale, or auction.

(c) Disposition of Collateral. Obligor shall not sell, lease, or otherwise dispose of the Collateral or any part thereof in a manner that conflicts with the ROFN or other rights granted under this Agreement and in the APA.

(d) Further Assurances. At any time and from time to time, upon the request of Secured Party, Obligor shall promptly execute and deliver all such further instruments and documents and take such further action as Secured Party may deem necessary or desirable to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Agreement, including, without limitation, the execution and filing of such financing statements as Secured Party may require. A carbon, photographic, or other reproduction of this Agreement or of any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement and may be filed as a financing statement.

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(e) Notification. Obligor shall promptly notify Secured Party of any lien, security interest, encumbrance, or claim made or threatened against the Collateral.

(f) Taxes. Obligor agrees to pay or discharge prior to delinquency all taxes, assessments, levies, and other governmental charges imposed on it or its property, except Obligor shall not be required to pay or discharge any tax, assessment, levy, or other governmental charge if (i) the amount or validity thereof is being contested by Obligor in good faith by appropriate proceedings diligently pursued, (ii) such proceedings do not involve any risk of sale, forfeiture, or loss of the Collateral or any interest therein, and (iii) adequate reserves therefor have been established in conformity with generally accepted accounting principles.

(g) Obligations. Obligor shall duly perform the Obligations and, if not performed or otherwise breached, shall duly pay any and all resulting damages.

(h) Organization Changes. Obligor shall not change its name, identity, notice address, or corporate existence, structure or management in any manner that might make any financing statement filed in connection with this Agreement seriously misleading unless Obligor has given Secured Party thirty (30) days prior written notice thereof and shall have taken all action deemed necessary or desirable by Secured Party to make each financing statement not seriously misleading. Obligor shall not change its principal place of business or the place where it keeps its books and records unless it shall have given Secured Party thirty (30) days prior written notice thereof and shall have taken all action deemed necessary or desirable by Secured Party to cause its security interest in the Collateral to be perfected with the priority required by this Agreement.

Section 4. Default and Remedies.

(a) The occurrence of any one or more of the following will constitute an event of default (“Event of Default”) under this Security Agreement:

(i) Any representation or warranty made by the Obligor under this Agreement or in any certificate, document or financial or other statement furnished by the Obligor under or in connection with this Agreement shall prove to have been incorrect, false or misleading in any material respect on or as of the date made.

(ii) The material breach by the Obligor of any provision of this Agreement and such breach continues for fifteen (15) calendar days after the Obligor’s receipt of written notice thereof; provided, that, to the extent such 15-day cure period would cause the loss or impairment of the perfection or the priority of the security interest granted hereunder, such 15-day cure period shall be automatically adjusted to the extent necessary to prevent such loss or impairment.

(iii) The failure of the Obligor to pay any cost, expense, indemnity or other amount due under this Agreement as and when due or, if no due date is specified herein, within six (6) business days of demand therefor, subject to any applicable indemnification procedures set forth in the APA.

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(iv) The breach of Obligor’s Obligations under Section 9.7 of the APA.

(b) Upon the occurrence of an Event of Default, the Secured Party may exercise any or all of the following rights and remedies:

(i) Upon any failure to perform the ROFN or other uncured breach thereof, Secured Party may declare the Obligations or any part thereof immediately due and payable.

(ii) Those rights and remedies available to the Secured Party under other applicable law or in equity.

(iii) In addition to all other rights and remedies granted to Secured Party in this Agreement, Secured Party shall have all of the rights and remedies of a secured party under the UCC.

Section 5. Expenses; Indemnification. The Obligor agrees to reimburse out-of-pocket expenses, including reasonable attorneys’ fees, incurred in connection with the enforcement by Secured Party of any of the Secured Party’s rights in connection with this Agreement.

Section 6. Successors and Assigns. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Obligor, the Secured Party and their respective successors and permitted assigns (including all persons or entities who become bound as a Obligor to this Agreement), and neither the Obligor nor the Secured Party shall have the right to assign their rights or delegate their obligations under this Agreement or any interest herein, without the prior written consent of the other party, which Obligor may not unreasonably withhold.

Section 7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

Section 8. Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

Section 9. Survival of Representations and Warranties. All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement until this Agreement is released in writing or the ROFN period ends, whichever occurs first.

Section 10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

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Section 11. Severability. If any one or more of the provisions of this Agreement, or the applicability of any such provision to a specific situation, shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this Agreement and all other applications of any such provision shall not be affected thereby.

Section 12. Construction. Obligor and Secured Party acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by Obligor and Secured Party. Any defined terms not defined herein shall have the meaning set forth in the APA.

Section 13. Amendment. None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated, or waived, and no consent to any departure by the Obligor therefrom shall be effective, unless the same shall be in writing and signed by the Secured Party and the Obligor, and then such amendment, modification, supplement, waiver, or consent shall be effective only in the specific instance and for the specific purpose for which made or given.

Section 14. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Obligor and the Secured Party with respect to its subject matter and supersedes all prior agreements and understandings between the Obligor and the Secured Party with respect thereto.

Section 15. Consent to Jurisdiction. THE OBLIGOR IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN DALLAS COUNTY, TEXAS OVER ANY SUIT, ACTION, OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS, AND THE OBLIGOR HEREBY AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY STATE OR FEDERAL COURT SITTING IN DALLAS COUNTY, TEXAS MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO MAKER AT THE ADDRESS INDICATED BELOW, AND SERVICE SO MADE SHALL BE COMPLETE FIVE DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

Section 16. WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT. THE OBLIGOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE SECURED PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE SECURED PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT THE SECURED PARTY AND THE OBLIGOR HAVE EACH BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

SECURED PARTY:

CTL MEDICAL CORPORATION,
a Delaware corporation

By:	/s/ Daniel Chon
Name:	Daniel Chon
Title:	President / CEO

OBLIGOR:

AMEDICA CORPORATION,
a Delaware corporation

By:	/s/ B. Sonny Bal
Name:	B. Sonny Bal, MD
Title:	President and Chief Executive Officer

Security Agreement	Signature Page